Exhibit 1.01

QORVO, INC.
CONFLICT MINERALS REPORT
FOR THE YEAR ENDED DECEMBER 31, 2018
INTRODUCTION
This Conflict Minerals Report (“CMR”) for Qorvo, Inc. (referred to collectively with its wholly owned subsidiaries in this report as the “Company”, “Qorvo”, “we”, “us”, or “our”) is filed with the Securities and Exchange Commission (“SEC”) as an exhibit to Qorvo’s Specialized Disclosure Report on Form SD for the year ended December 31, 2018, pursuant to Rule 13p-1 under the Securities Exchange Act of 1934, as amended (“Rule 13p-1”). Rule 13p-1 imposes certain due diligence and reporting obligations on SEC registrants that manufacture products, or contract to have products manufactured, that contain “conflict minerals” necessary to the functionality or production of those products. “Conflict Minerals”, as defined by the SEC, include columbite-tantalite (coltan), cassiterite, wolframite, gold, and their derivatives, which are limited to tantalum, tin and tungsten (also referred to as “3TG”).
If any conflict minerals are necessary to the functionality or production of at least one of the products manufactured or contracted to have manufactured by the SEC registrant, the company must conduct a good faith Reasonable Country of Origin Inquiry (“RCOI”) that is reasonably designed to determine whether any of the conflict minerals originated in the Democratic Republic of the Congo (the “DRC”) or an adjoining country (collectively, the “Covered Countries”), or are from recycled or scrap sources. If based on the RCOI, the registrant knows or has reason to believe that any of the conflict minerals may have originated in a Covered Country and has reason to believe that they may not be from recycled or scrap sources, the registrant must exercise due diligence on the source and chain of custody of the 3TG to determine if the conflict minerals used directly or indirectly financed or benefited armed groups in the Covered Countries. Products that do not directly or indirectly finance or benefit armed groups in the Covered Countries are considered to be “DRC conflict-free.”
PRODUCT DESCRIPTION
Qorvo (Nasdaq: QRVO) makes a better world possible by providing innovative Radio Frequency (“RF”) solutions at the center of connectivity. We combine product and technology leadership, systems-level expertise and global manufacturing scale to quickly solve our customers’ most complex technical challenges. Qorvo serves diverse high-growth segments of large global markets, including advanced wireless devices, wired and wireless networks and defense radar and communications. We also leverage unique competitive strengths to advance 5G networks, cloud computing, the Internet of Things (“IoT”), and other emerging applications that expand the global framework interconnecting people, places and things.
Almost all Qorvo products intentionally contain at least one of the 3TG metals, as these metals are necessary to the functionality and production of our products. For the year ended December 31, 2018 we identified the below listed products, which we manufactured or contracted to have manufactured, that may contain conflict minerals necessary to their functionality or production.

We design, develop, manufacture and market our products to U.S. and international original equipment manufacturers and original design manufacturers in two operating segments: Mobile Products (“MP”) and Infrastructure and Defense Products (“IDP”).
Mobile Products
MP is a global supplier of cellular RF and Wi-Fi solutions for a variety of mobile devices, including smartphones, wearables, laptops, tablets and cellular-based applications for the IoT.
Infrastructure and Defense Products
IDP is a global supplier of RF and system-on-a-chip solutions for cellular base stations and other wireless communications infrastructure, defense, smart home, automotive and other IoT applications.
OVERVIEW
Although most of our products contain conflict minerals, Qorvo does not directly source 3TG from mines or “mineral processors” (herein referred to as “smelters and refiners” or “SORs”). Instead, we source components and materials from suppliers, who source their components and materials from sub-tier suppliers. The Company is far removed from the SORs in our supply chain, and is therefore considered a “downstream company”, as described by the Organisation for Economic Co-operation and Development Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas (“OECD Guidance”). Due to our position in the supply chain, we rely on our “relevant suppliers” – suppliers that supply Qorvo with components and/or materials containing 3TG – to provide information on the conflict minerals necessary to the functionality and production of our products. Relevant suppliers are requested to assist in our RCOI and due diligence efforts, including the identification of the smelters and refiners for the conflict minerals used in the products supplied to Qorvo.
In accordance with Rule 13p-1, Qorvo conducted a good faith RCOI to determine if any of the conflict minerals used in our products originated in the Covered Countries, or from recycled or scrap sources. As a result of this effort, we determined that some of the 3TG used in our products may have originated in the Covered Countries. Therefore, we have exercised due diligence to determine the source and chain of custody of these conflict minerals, as described in this CMR.
Upon the exercise of our due diligence – which is subject to and limited by our ability to obtain reliable information for the conflict minerals used in our products – we have not identified any occurrence where our 3TG sourcing has directly or indirectly financed or benefited armed groups in the Covered Countries.
REASONABLE COUNTRY OF ORIGIN INQUIRY
Qorvo maintains a robust database cataloguing the composition of components and materials used to manufacture our products. For the year ended December 31, 2018, Qorvo’s RCOI process began with an analysis of this data to determine which of our components and materials contained a 3TG metal. Qorvo’s RCOI also included a process for identifying our 3TG relevant suppliers and surveying those suppliers with the use of the Responsible Minerals Initiative’s (“RMI”) Conflict Minerals Reporting Template (“CMRT”). Relevant suppliers were requested to identify the smelters and refiners that processed the 3TG used in the components and/or materials supplied to Qorvo. We evaluated supplier responses for completeness, logic and degree of supply chain risk, and contacted those suppliers whose CMRTs we identified to contain possible risks, and/or incomplete or potentially inaccurate data. We also reviewed the SOR data provided by our suppliers against the lists of processing facilities that have been validated by a third-party audit program such as the RMI Responsible Minerals Assurance Process (“RMAP”), London Bullion Market Association (“LBMA”) Responsible Gold

Program, or the Responsible Jewellery Council (“RJC”) Chain-of-Custody Certification. We documented country of origin information for the identified SORs as provided by sources including relevant supplier CMRT responses, the RMI’s RCOI report for member companies, and publicly available sources, if we determined such publicly available information to be reliable.
DUE DILIGENCE DESIGN
Qorvo’s conflict minerals program was designed to conform to the five-step framework of the OECD Guidance, as it relates to our position in the supply chain as a “downstream company”. In accordance with this framework, Qorvo’s conflict minerals program includes the design components listed below. Related process and procedures are also documented in our internal Document Control Center.
(1) Establish Strong Company Management Systems
Conflict Minerals Policy
Qorvo has adopted and continues to maintain a policy for the responsible sourcing of conflict minerals. This policy is made publicly available on our external website, and is regularly reviewed and updated as determined necessary.
http://www.qorvo.com/about-us/corporate-social-responsibility/product-compliance.
The content of any website referred to in this report is included for general information only, and is not incorporated by reference in this report.
Internal Management Team
The Company operates an internal “Product Compliance” team, which includes a specialist who provides conflict minerals expertise, led by Qorvo’s Global Sourcing organization. The team regularly reports on the status of the conflict minerals program to senior management, including the Vice President of Global Operations, the Senior Director of Global Sourcing, and the Chief Financial Officer.
Supply Chain System of Controls and Transparency
Qorvo has developed a supply chain system of controls and transparency through the engagement of direct suppliers and requesting relevant 3TG sourcing information. The goal of this system is to collect the necessary information from suppliers to identify the SORs used in Qorvo’s supply chain and to obtain the information necessary to meet legal and customer reporting requirements.
Our relevant suppliers provide us with information on the source of the 3TG used in their products with the use of tools such as the CMRT. Qorvo employs a third-party database to assess supplier responses for completeness, logic and degree of supply chain risk. We then investigate each identified issue and engage with those suppliers to address concerns with meeting Qorvo’s conflict mineral requirements.
Supplier Engagement
Qorvo regularly communicates elements of its conflict minerals program to suppliers through different channels. This communication includes policies, expectations, requirements and results of our CMRT reviews. We employ a third-party database to assess supplier responses for completeness, logic and degree of supply chain risk. We investigate each identified issue and engage with those suppliers to address concerns with meeting Qorvo’s conflict mineral requirements.
Specific requirements related to conflict minerals are also communicated in Qorvo’s standard Purchase Order Terms and Conditions so that current and future suppliers are made aware of our policies and requirements for conflict minerals. These terms are available on our website at: https://www.qorvo.com/support/supplier-resources/.

Grievance Mechanism
Qorvo’s whistleblower policy expresses our commitment to provide open and effective channels of communication for employees and third parties who may be impacted by our operations. Our Ethicspoint website allows employees and others to anonymously submit concerns regarding ethical issues, or any grievance related to our policies and practices. Our whistleblower policy and Ethicspoint website can be accessed at:
https://secure.ethicspoint.com/domain/media/en/gui/14628/index.html.
For any conflict minerals related grievance, Qorvo employees and external parties may also submit concerns or information to ConflictMinerals@qorvo.com. The Conflict Minerals Specialist will route the grievance to our Compliance Officer at ComplianceOfficer@qorvo.com for further investigation. In addition, Qorvo monitors the RMI’s Grievance Mechanism Report and discussions for any issue that may be applicable to the Company:
http://www.responsiblemineralsinitiative.org/responsible-minerals-assurance-process/grievance-mechanism/.

(2)	Identify and Assess Risks in the Supply Chain
Identify 3TG Mineral Sources
The Product Compliance team regularly reviews the Qorvo Approved Supplier Lists to identify suppliers that may provide components and/or materials that contain conflict minerals. Using the industry-standard CMRT, we conduct bi-annual surveys or “CMRT campaigns” of these suppliers to identify relevant 3TG sourcing information, including the smelters and refiners that processed the conflict minerals used in Qorvo products. We evaluate supplier responses and contact those suppliers whose CMRTs we identify as containing possible risks and/or incomplete or potentially inaccurate data.
For the 2018 reporting year, Qorvo conducted a survey of 119 relevant suppliers. 100% of these suppliers provided a response to our survey requests, and 98% reported that they identified all of the SORs used in their supply chains.
Identify and Assess Supply Chain Risks
Our risk assessment is designed to identify potential risks in the supply chain, including suppliers and SORs that do not meet our conflict mineral requirements. Possible risks may include, but are not limited to the following:

•	Supplier is unresponsive to Qorvo conflict mineral requests and/or does not address identified concerns.

•	Supplier has not received conflict minerals data from all relevant sub-tier suppliers.

•	Supplier’s 3TG sourcing contributes to armed conflict in the Covered Countries.

•	Supplier has reported one or more SOR that has not been validated by a third-party audit program.
Qorvo employs a third-party database to analyze supplier CMRT data based on criteria established by Qorvo in collaboration with the third-party. Based on this analysis and review by the Conflict Minerals Specialist, suppliers receive an overall risk rating.

Assess SOR Due Diligence
We review the SOR data provided by our suppliers against the list of processing facilities that have received a “conflict-free” designation from an independent third-party audit program (herein referred to as “conformant” SORs). We then compare those conformant SORs to the RMI’s sourcing data, which is provided as a benefit of our RMI membership, to conduct our RCOI.

(3)	Design and Implement a Strategy to Respond to Identified Risks
Adopt a Risk Management Plan
We have established a risk management plan that includes due diligence reviews of relevant suppliers and SORs. We utilize several tools available to RMI members to review the SORs reported by our suppliers and assess the quality of the responses in their CMRTs.
Qorvo Supplier Specification (SPE-001288)
Qorvo has developed a specification to communicate to suppliers our expectations for the responsible sourcing of conflict minerals. The specification requires relevant 3TG suppliers to:

•	Establish a policy to outline their commitment to responsible 3TG sourcing;

•	Survey their supply chain using the CMRT to identify the SORs used to process the 3TG in the components and/or materials supplied to Qorvo;

•	Identify 100% of their suppliers and associated SORs from which those components and/or materials are sourced;

•	Confirm the 3TG SORs used in their supply chain to Qorvo are validated by a third-party audit program;

•	Respond to all Qorvo requests for further information regarding their CMRT submissions and/or reported SORs; and

•	Implement the above referenced requirements with their sub-tier suppliers.
Implement a Risk Management Plan
Qorvo has developed a risk mitigation plan to help bring suppliers into compliance with our conflict minerals requirements. Mitigation efforts may include, but are not limited to: communicating the risk and mitigation requirements to the supplier; providing due diligence guidance and/or training to the supplier; continuing trade with the supplier while the supplier works through the mitigation process with their supply chain; contacting non-validated SORs (directly/indirectly) to encourage RMAP participation; monitoring the supplier and/or SOR to measure their progress with meeting Qorvo’s requirements; or disengaging with the supplier and/or SOR if the mitigation process fails.

Monitor and Record Progress
Qorvo maintains a conflict minerals risk management tool to monitor and track potential risks related to 3TG sourcing. This tool is intended to: record potential risks identified in a supplier’s CMRT submission; track mitigation efforts performed on the potential risks; and maintain a current understanding of risks and their impacts on Qorvo.
Report to Senior Management
We provide progress updates to senior management summarizing the data received from our bi-annual CMRT campaigns, and if necessary, the status of any ongoing mitigation efforts.

(4)	Support Independent Third-Party Audits of SOR Due Diligence
Supporting Recognized Audit Programs
Qorvo does not have the resources or the expertise to audit the SORs in our supply chain. Instead, we rely on the due diligence conducted by programs such as the RMI, LBMA and RJC to coordinate third-party audits of global 3TG processors and validate their responsible sourcing practices.
We support the development and implementation of due diligence practices through our membership and participation in the RMI. Through this membership, we are able to contribute to the organization’s ongoing work in identifying and auditing the sourcing practices of SORs. Qorvo leads the RMI’s Smelter Data Management team, which manages research data gathered and reported on 3TG processing facilities. We also participate on teams that determine if facilities meet the definition of a smelter or refiner, encourage SORs to participate in the RMAP, manage the development of the CMRT form, and develop best practices for supply chain due diligence.
The Data on which we relied for certain statements in the Conflict Minerals Report was obtained through our membership in the RMI, using the RCOI report for Qorvo (Member Code: QRVO).

(5)	Report on Supply Chain Due Diligence
Publicly Report on Due Diligence Activities
Qorvo’s Conflict Minerals Policy and additional information related to Qorvo’s conflict minerals program are publicly available on our website at: http://www.qorvo.com/about-us/corporate-social-responsibility/product-compliance.
In addition, our RCOI and due diligence practices are communicated through our Form SD and CMR, which are filed annually with the SEC. These reports are available at: https://ir.qorvo.com/financial-information/sec-filings.
DUE DILIGENCE MEASURES PERFORMED
For the year ended December 31, 2018, Qorvo performed the following due diligence measures on the source of the 3TG we have reason to believe may have originated in the Covered Countries:

•	Communicated our conflict minerals policy, expectations and requirements to relevant suppliers.

•
Conducted a bi-annual CMRT campaign of the suppliers we identified may be providing Qorvo with materials and/or components containing 3TG to determine whether any of these minerals originated in the Covered Countries.

•
Maintained a third-party database to track communications with relevant suppliers, analyze the CMRTs provided by suppliers, aggregate supplier CMRT data for Qorvo reporting, and follow-up with suppliers whose CMRTs we identified to contain possible risks and/or incomplete or potentially inaccurate data.

•	Provided resources to assist suppliers in complying with Qorvo’s 3TG requirements, including program notification letters; specific SOR information; and CMRT review criteria.

•	Evaluated supplier CMRT submissions for completeness, logic and degree of supply chain risk.

•
Reviewed supplier due diligence activities, such as whether the suppliers have a conflict minerals policy, require their direct suppliers to be “conflict-free” and have due diligence review processes in place.

•	Compared SORs identified by relevant suppliers against the lists of SORs validated as conformant to a responsible sourcing program (i.e., RMAP, LBMA, RJC).

•	Compared the conformant SORs reported by our suppliers to the RMI’s sourcing data.

•	Contacted those suppliers whose CMRTs contained incomplete or potentially inaccurate information, requesting additional clarification to ensure accuracy of the information reported.

•	Monitored and tracked relevant suppliers and SORs we identified as not meeting Qorvo requirements to determine their progress in becoming compliant.

•	Performed mitigation efforts with relevant suppliers we identified as not meeting Qorvo requirements to bring them into compliance.

•	Reported on the status of Qorvo’s conflict minerals program to senior management.

•	Added conflict minerals to Qorvo’s internal Supplier Scorecard mechanism.

•	Updated conflict mineral language in Qorvo’s standard terms and conditions.

•	Updated the supplier requirements in supplier specification SPE-001288.

•	Updated the conflict minerals risk management procedure and tracking tool.

•	Contributed to the implementation of the RMAP through our membership and participation in the RMI.

•	Supported various RMI activities through our participation on various RMI sub-teams.

•
Disclosed information regarding our conflict mineral due diligence efforts through our Form SD and CMR, which will be made available on our website at: https://ir.qorvo.com/financial-information/sec-filings.

•	Obtained an independent private sector audit, set forth as Exhibit A to this report.
DUE DILIGENCE RESULTS
Inherent Limitation on Due Diligence Measures Taken
The due diligence measures listed above can only provide reasonable, not absolute, assurance regarding the origin of the conflict minerals used in our products. Our due diligence process is based on obtaining the accurate 3TG information from our relevant suppliers and those suppliers obtaining similar information from their supply chains to identify the original sources of the 3TG used in our products. As we do not directly purchase from any SORs – nor do the majority of our suppliers – we have very little influence over SOR sourcing. We rely, to a large extent, on the information provided by independent third-party audit programs. Such sources of information may contain incomplete or inaccurate data, and may be subject to fraud.
Smelter and Refiner Due Diligence Results
Qorvo has made a reasonable and good faith effort to collect and analyze information on the 3TG smelters and refiners reported by our relevant suppliers for the 2018 reporting year. As a result, Qorvo identified 252 potential SORs that may be used in our supply chain. We conducted due diligence on these reported facilities, including whether they are actual smelters or refiners (according to the definitions used by the RMI); whether they are currently operational; and whether they are conformant to a third-party audit program such as the RMAP, LBMA or RJC.
The Figures below provide an overview of the potential SORs identified in Qorvo’s supply chain by RMAP status. Figure 1 summarizes the reported SORs by RMAP participation status and reporting year; and Figure 2 summarizes the SORs reported in 2018 by RMAP participation status and 3TG.
Figure 1: Identified SOR Participation Status by Reporting Year

Figure 2: Identified SOR Participation Status by 3TG for 2018

Gold
1
98
Conformant
Active
Non-Eligible

Tantalum
39
Conformant
Active
Non-Eligible

Tin
1
4
69
Conformant
Active
Non-Eligible

Tungsten
2
38
Conformant
Active
Non-Eligible

Table 1 summarizes the RMAP participation Status of the 252 potential SORs in Qorvo’s supply chain for the 2018 reporting year. This table indicates the number of facilities that:

•	Have been validated as conformant to the RMAP (“Conformant”).

•	Are participating in the RMAP and have committed to undergo a third-party audit (“Active”).

•	Were determined to be non-operational by the RMI during the 2018 reporting year (“Non-Eligible”).
Table 1: Participation Status of Identified SORs for the 2018 Reporting Period

Conflict Mineral	Conformant	Active	Non-Eligible
Tin	69	1	4
Tantalum	39	0	0
Tungsten	38	0	2
Gold	98	0	1
Total	244	1	7

In addition to the foregoing data regarding the 3TG processing facilities of which we are aware, we have two suppliers that have not yet identified all of the SORs in their supply chains. Due to these limitations in our sourcing information, we were unable to determine the origin of all the conflict minerals used in our products during the reporting period. However, as of the date of this report, all SORs that we know or have reason to believe may source from the Covered Countries have been validated as conformant to the RMAP.
PROCESSING FACILITIES (“SORs”) IDENTIFIED FOR THE 2018 REPORTING YEAR
As a member of the RMI, we utilize the sourcing information disclosed during the RMAP’s third-party auditing process to determine the mines or locations of origin for the conflict minerals that may be used in our products. We believe this to be the most reasonable and accurate method for validating the sourcing practices of 3TG smelters and refiners. Of the 252 potential SORs submitted by our suppliers, 7 are not eligible for the RMAP at this time. These facilities are not included in this report as “processing facilities” and are not included in Table 2 below.
Table 2: Identified SORs in Qorvo’s Supply Chain as of March 5, 2018

Mineral	Smelter Name	Smelter ID	Smelter Location
Tantalum	Asaka Riken Co., Ltd.*	CID000092	JAPAN
Tantalum	Changsha South Tantalum Niobium Co., Ltd.*	CID000211	CHINA
Tantalum	D Block Metals, LLC*	CID002504	UNITED STATES OF AMERICA
Tantalum	Exotech Inc.*	CID000456	UNITED STATES OF AMERICA
Tantalum	F&X Electro-Materials Ltd.*	CID000460	CHINA
Tantalum	FIR Metals & Resource Ltd.*	CID002505	CHINA
Tantalum	Global Advanced Metals Aizu*	CID002558	JAPAN
Tantalum	Global Advanced Metals Boyertown*	CID002557	UNITED STATES OF AMERICA
Tantalum	Guangdong Rising Rare Metals-EO Materials Ltd.*	CID000291	CHINA
Tantalum	Guangdong Zhiyuan New Material Co., Ltd.*	CID000616	CHINA
Tantalum	H.C. Starck Co., Ltd.*	CID002544	THAILAND
Tantalum	H.C. Starck Hermsdorf GmbH*	CID002547	GERMANY
Tantalum	H.C. Starck Inc.*	CID002548	UNITED STATES OF AMERICA
Tantalum	H.C. Starck Ltd.*	CID002549	JAPAN

Tantalum	H.C. Starck Smelting GmbH & Co. KG*	CID002550	GERMANY
Tantalum	H.C. Starck Tantalum and Niobium GmbH*	CID002545	GERMANY
Tantalum	Hengyang King Xing Lifeng New Materials Co., Ltd.*	CID002492	CHINA
Tantalum	Jiangxi Dinghai Tantalum & Niobium Co., Ltd.*	CID002512	CHINA
Tantalum	Jiangxi Tuohong New Raw Material*	CID002842	CHINA
Tantalum	Jiujiang Janny New Material Co., Ltd.*	CID003191	CHINA
Tantalum	JiuJiang JinXin Nonferrous Metals Co., Ltd.*	CID000914	CHINA
Tantalum	Jiujiang Tanbre Co., Ltd.*	CID000917	CHINA
Tantalum	Jiujiang Zhongao Tantalum & Niobium Co., Ltd.*	CID002506	CHINA
Tantalum	KEMET Blue Metals*	CID002539	MEXICO
Tantalum	KEMET Blue Powder*	CID002568	UNITED STATES OF AMERICA
Tantalum	LSM Brasil S.A.*	CID001076	BRAZIL
Tantalum	Metallurgical Products India Pvt., Ltd.*	CID001163	INDIA
Tantalum	Mineracao Taboca S.A.*	CID001175	BRAZIL
Tantalum	Mitsui Mining and Smelting Co., Ltd.*	CID001192	JAPAN
Tantalum	Ningxia Orient Tantalum Industry Co., Ltd.*	CID001277	CHINA
Tantalum	NPM Silmet AS*	CID001200	ESTONIA
Tantalum	QuantumClean*	CID001508	UNITED STATES OF AMERICA
Tantalum	Resind Industria e Comercio Ltda.*	CID002707	BRAZIL
Tantalum	RFH Tantalum Smeltery Co., Ltd./Yanling Jincheng Tantalum & Niobium Co., Ltd.*	CID001522	CHINA
Tantalum	Solikamsk Magnesium Works OAO*	CID001769	RUSSIAN FEDERATION
Tantalum	Taki Chemical Co., Ltd.*	CID001869	JAPAN
Tantalum	Telex Metals*	CID001891	UNITED STATES OF AMERICA
Tantalum	Ulba Metallurgical Plant JSC*	CID001969	KAZAKHSTAN
Tantalum	XinXing HaoRong Electronic Material Co., Ltd.*	CID002508	CHINA

Tin	Alpha*	CID000292	UNITED STATES OF AMERICA
Tin	Chenzhou Yunxiang Mining and Metallurgy Co., Ltd.*	CID000228	CHINA
Tin	Chifeng Dajingzi Tin Industry Co., Ltd.*	CID003190	CHINA
Tin	China Tin Group Co., Ltd.*	CID001070	CHINA
Tin	CV Ayi Jaya*	CID002570	INDONESIA
Tin	CV Dua Sekawan*	CID002592	INDONESIA
Tin	CV Gita Pesona*	CID000306	INDONESIA
Tin	CV United Smelting*	CID000315	INDONESIA
Tin	CV Venus Inti Perkasa*	CID002455	INDONESIA
Tin	Dowa*	CID000402	JAPAN
Tin	EM Vinto*	CID000438	BOLIVIA (PLURINATIONAL STATE OF)
Tin	Fenix Metals*	CID000468	POLAND
Tin	Gejiu Fengming Metallurgy Chemical Plant*	CID002848	CHINA
Tin	Gejiu Kai Meng Industry and Trade LLC*	CID000942	CHINA
Tin	Gejiu Non-Ferrous Metal Processing Co., Ltd.*	CID000538	CHINA
Tin	Gejiu Yunxin Nonferrous Electrolysis Co., Ltd.*	CID001908	CHINA
Tin	Gejiu Zili Mining And Metallurgy Co., Ltd.**	CID000555	CHINA
Tin	Guangdong Hanhe Non-Ferrous Metal Co., Ltd.*	CID003116	CHINA
Tin	Guanyang Guida Nonferrous Metal Smelting Plant*	CID002849	CHINA
Tin	HuiChang Hill Tin Industry Co., Ltd.*	CID002844	CHINA
Tin	Huichang Jinshunda Tin Co., Ltd.*	CID000760	CHINA
Tin	Jiangxi New Nanshan Technology Ltd.*	CID001231	CHINA
Tin	Magnu's Minerais Metais e Ligas Ltda.*	CID002468	BRAZIL
Tin	Malaysia Smelting Corporation (MSC)*	CID001105	MALAYSIA
Tin	Melt Metais e Ligas S.A.*	CID002500	BRAZIL

Tin	Metallic Resources, Inc.*	CID001142	UNITED STATES OF AMERICA
Tin	Metallo Belgium N.V.*	CID002773	BELGIUM
Tin	Metallo Spain S.L.U.*	CID002774	SPAIN
Tin	Mineracao Taboca S.A.*	CID001173	BRAZIL
Tin	Minsur*	CID001182	PERU
Tin	Mitsubishi Materials Corporation*	CID001191	JAPAN
Tin	Modeltech Sdn Bhd*	CID002858	MALAYSIA
Tin	O.M. Manufacturing (Thailand) Co., Ltd.*	CID001314	THAILAND
Tin	O.M. Manufacturing Philippines, Inc.*	CID002517	PHILIPPINES
Tin	Operaciones Metalurgicas S.A.*	CID001337	BOLIVIA (PLURINATIONAL STATE OF)
Tin	PT Aries Kencana Sejahtera*	CID000309	INDONESIA
Tin	PT Artha Cipta Langgeng*	CID001399	INDONESIA
Tin	PT ATD Makmur Mandiri Jaya*	CID002503	INDONESIA
Tin	PT Babel Inti Perkasa*	CID001402	INDONESIA
Tin	PT Bangka Prima Tin*	CID002776	INDONESIA
Tin	PT Bangka Serumpun*	CID003205	INDONESIA
Tin	PT Bangka Tin Industry*	CID001419	INDONESIA
Tin	PT Belitung Industri Sejahtera*	CID001421	INDONESIA
Tin	PT Bukit Timah*	CID001428	INDONESIA
Tin	PT DS Jaya Abadi*	CID001434	INDONESIA
Tin	PT Inti Stania Prima*	CID002530	INDONESIA
Tin	PT Karimun Mining*	CID001448	INDONESIA
Tin	PT Kijang Jaya Mandiri*	CID002829	INDONESIA
Tin	PT Menara Cipta Mulia*	CID002835	INDONESIA
Tin	PT Mitra Stania Prima*	CID001453	INDONESIA
Tin	PT Panca Mega Persada*	CID001457	INDONESIA
Tin	PT Premium Tin Indonesia*	CID000313	INDONESIA
Tin	PT Prima Timah Utama*	CID001458	INDONESIA
Tin	PT Rajehan Ariq*	CID002593	INDONESIA

Tin	PT Refined Bangka Tin*	CID001460	INDONESIA
Tin	PT Sariwiguna Binasentosa*	CID001463	INDONESIA
Tin	PT Stanindo Inti Perkasa*	CID001468	INDONESIA
Tin	PT Sukses Inti Makmur*	CID002816	INDONESIA
Tin	PT Sumber Jaya Indah*	CID001471	INDONESIA
Tin	PT Timah Tbk Kundur*	CID001477	INDONESIA
Tin	PT Timah Tbk Mentok*	CID001482	INDONESIA
Tin	PT Tinindo Inter Nusa*	CID001490	INDONESIA
Tin	PT Tommy Utama*	CID001493	INDONESIA
Tin	Resind Industria e Comercio Ltda.*	CID002706	BRAZIL
Tin	Rui Da Hung*	CID001539	TAIWAN, PROVINCE OF CHINA
Tin	Soft Metais Ltda.*	CID001758	BRAZIL
Tin	Thaisarco*	CID001898	THAILAND
Tin	White Solder Metalurgia e Mineracao Ltda.*	CID002036	BRAZIL
Tin	Yunnan Chengfeng Non-ferrous Metals Co., Ltd.*	CID002158	CHINA
Tin	Yunnan Tin Company Limited*	CID002180	CHINA
Gold	Advanced Chemical Company*	CID000015	UNITED STATES OF AMERICA
Gold	Aida Chemical Industries Co., Ltd.*	CID000019	JAPAN
Gold	Al Etihad Gold Refinery DMCC*	CID002560	UNITED ARAB EMIRATES
Gold	Allgemeine Gold-und Silberscheideanstalt A.G.*	CID000035	GERMANY
Gold	Almalyk Mining and Metallurgical Complex (AMMC)*	CID000041	UZBEKISTAN
Gold	AngloGold Ashanti Corrego do Sitio Mineracao*	CID000058	BRAZIL
Gold	Argor-Heraeus S.A.*	CID000077	SWITZERLAND
Gold	Asahi Pretec Corp.*	CID000082	JAPAN
Gold	Asahi Refining Canada Ltd.*	CID000924	CANADA
Gold	Asahi Refining USA Inc.*	CID000920	UNITED STATES OF AMERICA

Gold	Asaka Riken Co., Ltd.*	CID000090	JAPAN
Gold	AU Traders and Refiners*	CID002850	SOUTH AFRICA
Gold	Aurubis AG*	CID000113	GERMANY
Gold	Bangko Sentral ng Pilipinas (Central Bank of the Philippines)*	CID000128	PHILIPPINES
Gold	Boliden AB*	CID000157	SWEDEN
Gold	C. Hafner GmbH + Co. KG*	CID000176	GERMANY
Gold	CCR Refinery - Glencore Canada Corporation*	CID000185	CANADA
Gold	Cendres + Metaux S.A.*	CID000189	SWITZERLAND
Gold	Chimet S.p.A.*	CID000233	ITALY
Gold	Daejin Indus Co., Ltd.*	CID000328	KOREA, REPUBLIC OF
Gold	DODUCO Contacts and Refining GmbH*	CID000362	GERMANY
Gold	Dowa*	CID000401	JAPAN
Gold	DSC (Do Sung Corporation)*	CID000359	KOREA, REPUBLIC OF
Gold	Eco-System Recycling Co., Ltd.*	CID000425	JAPAN
Gold	Emirates Gold DMCC*	CID002561	UNITED ARAB EMIRATES
Gold	Geib Refining Corporation*	CID002459	UNITED STATES OF AMERICA
Gold	Gold Refinery of Zijin Mining Group Co., Ltd.*	CID002243	CHINA
Gold	HeeSung Metal Ltd.*	CID000689	KOREA, REPUBLIC OF
Gold	Heimerle + Meule GmbH*	CID000694	GERMANY
Gold	Heraeus Metals Hong Kong Ltd.*	CID000707	CHINA
Gold	Heraeus Precious Metals GmbH & Co. KG*	CID000711	GERMANY
Gold	Inner Mongolia Qiankun Gold and Silver Refinery Share Co., Ltd.*	CID000801	CHINA
Gold	Ishifuku Metal Industry Co., Ltd.*	CID000807	JAPAN
Gold	Istanbul Gold Refinery*	CID000814	TURKEY
Gold	Italpreziosi*	CID002765	ITALY
Gold	Japan Mint*	CID000823	JAPAN
Gold	Jiangxi Copper Co., Ltd.*	CID000855	CHINA
Gold	JSC Uralelectromed*	CID000929	RUSSIAN FEDERATION

Gold	JX Nippon Mining & Metals Co., Ltd.*	CID000937	JAPAN
Gold	Kazzinc*	CID000957	KAZAKHSTAN
Gold	Kennecott Utah Copper LLC*	CID000969	UNITED STATES OF AMERICA
Gold	Kojima Chemicals Co., Ltd.*	CID000981	JAPAN
Gold	Korea Zinc Co., Ltd.*	CID002605	KOREA, REPUBLIC OF
Gold	Kyrgyzaltyn JSC*	CID001029	KYRGYZSTAN
Gold	LS-NIKKO Copper Inc.*	CID001078	KOREA, REPUBLIC OF
Gold	Marsam Metals*	CID002606	BRAZIL
Gold	Materion*	CID001113	UNITED STATES OF AMERICA
Gold	Matsuda Sangyo Co., Ltd.*	CID001119	JAPAN
Gold	Metalor Technologies (Hong Kong) Ltd.*	CID001149	CHINA
Gold	Metalor Technologies (Singapore) Pte., Ltd.*	CID001152	SINGAPORE
Gold	Metalor Technologies (Suzhou) Ltd.*	CID001147	CHINA
Gold	Metalor Technologies S.A.*	CID001153	SWITZERLAND
Gold	Metalor USA Refining Corporation*	CID001157	UNITED STATES OF AMERICA
Gold	Metalurgica Met-Mex Penoles S.A. De C.V.*	CID001161	MEXICO
Gold	Mitsubishi Materials Corporation*	CID001188	JAPAN
Gold	Mitsui Mining and Smelting Co., Ltd.*	CID001193	JAPAN
Gold	MMTC-PAMP India Pvt., Ltd.*	CID002509	INDIA
Gold	Moscow Special Alloys Processing Plant*	CID001204	RUSSIAN FEDERATION
Gold	Nadir Metal Rafineri San. Ve Tic. A.S.*	CID001220	TURKEY
Gold	Nihon Material Co., Ltd.*	CID001259	JAPAN
Gold	Ogussa Osterreichische Gold- und Silber-Scheideanstalt GmbH*	CID002779	AUSTRIA
Gold	Ohura Precious Metal Industry Co., Ltd.*	CID001325	JAPAN
Gold	OJSC "The Gulidov Krasnoyarsk Non-Ferrous Metals Plant" (OJSC Krastsvetmet)*	CID001326	RUSSIAN FEDERATION
Gold	OJSC Novosibirsk Refinery*	CID000493	RUSSIAN FEDERATION
Gold	PAMP S.A.*	CID001352	SWITZERLAND
Gold	Planta Recuperadora de Metales SpA*	CID002919	CHILE

Gold	Prioksky Plant of Non-Ferrous Metals*	CID001386	RUSSIAN FEDERATION
Gold	PT Aneka Tambang (Persero) Tbk*	CID001397	INDONESIA
Gold	PX Precinox S.A.*	CID001498	SWITZERLAND
Gold	Rand Refinery (Pty) Ltd.*	CID001512	SOUTH AFRICA
Gold	Royal Canadian Mint*	CID001534	CANADA
Gold	SAAMP*	CID002761	FRANCE
Gold	Safimet S.p.A*	CID002973	ITALY
Gold	Samduck Precious Metals*	CID001555	KOREA, REPUBLIC OF
Gold	SAXONIA Edelmetalle GmbH*	CID002777	GERMANY
Gold	SEMPSA Joyeria Plateria S.A.*	CID001585	SPAIN
Gold	Shandong Zhaojin Gold & Silver Refinery Co., Ltd.*	CID001622	CHINA
Gold	Sichuan Tianze Precious Metals Co., Ltd.*	CID001736	CHINA
Gold	Singway Technology Co., Ltd.*	CID002516	TAIWAN, PROVINCE OF CHINA
Gold	SOE Shyolkovsky Factory of Secondary Precious Metals*	CID001756	RUSSIAN FEDERATION
Gold	Solar Applied Materials Technology Corp.*	CID001761	TAIWAN, PROVINCE OF CHINA
Gold	Sumitomo Metal Mining Co., Ltd.*	CID001798	JAPAN
Gold	SungEel HiMetal Co., Ltd.*	CID002918	KOREA, REPUBLIC OF
Gold	T.C.A S.p.A*	CID002580	ITALY
Gold	Tanaka Kikinzoku Kogyo K.K.*	CID001875	JAPAN
Gold	The Refinery of Shandong Gold Mining Co., Ltd.*	CID001916	CHINA
Gold	Tokuriki Honten Co., Ltd.*	CID001938	JAPAN
Gold	Torecom*	CID001955	KOREA, REPUBLIC OF
Gold	Umicore Brasil Ltda.*	CID001977	BRAZIL
Gold	Umicore Precious Metals Thailand*	CID002314	THAILAND
Gold	Umicore S.A. Business Unit Precious Metals Refining*	CID001980	BELGIUM
Gold	United Precious Metal Refining, Inc.*	CID001993	UNITED STATES OF AMERICA
Gold	Valcambi S.A.*	CID002003	SWITZERLAND

Gold	Western Australian Mint (T/a The Perth Mint)*	CID002030	AUSTRALIA
Gold	WIELAND Edelmetalle GmbH*	CID002778	GERMANY
Gold	Yamakin Co., Ltd.*	CID002100	JAPAN
Gold	Yokohama Metal Co., Ltd.*	CID002129	JAPAN
Gold	Zhongyuan Gold Smelter of Zhongjin Gold Corporation*	CID002224	CHINA
Tungsten	A.L.M.T. Corp.*	CID000004	JAPAN
Tungsten	ACL Metais Eireli*	CID002833	BRAZIL
Tungsten	Chenzhou Diamond Tungsten Products Co., Ltd.*	CID002513	CHINA
Tungsten	Chongyi Zhangyuan Tungsten Co., Ltd.*	CID000258	CHINA
Tungsten	Fujian Jinxin Tungsten Co., Ltd.*	CID000499	CHINA
Tungsten	Ganzhou Huaxing Tungsten Products Co., Ltd.*	CID000875	CHINA
Tungsten	Ganzhou Jiangwu Ferrotungsten Co., Ltd.*	CID002315	CHINA
Tungsten	Ganzhou Seadragon W & Mo Co., Ltd.*	CID002494	CHINA
Tungsten	Global Tungsten & Powders Corp.*	CID000568	UNITED STATES OF AMERICA
Tungsten	Guangdong Xianglu Tungsten Co., Ltd.*	CID000218	CHINA
Tungsten	H.C. Starck Smelting GmbH & Co. KG*	CID002542	GERMANY
Tungsten	H.C. Starck Tungsten GmbH*	CID002541	GERMANY
Tungsten	Hunan Chenzhou Mining Co., Ltd.*	CID000766	CHINA
Tungsten	Hunan Chuangda Vanadium Tungsten Co., Ltd. Wuji*	CID002579	CHINA
Tungsten	Hunan Chunchang Nonferrous Metals Co., Ltd.*	CID000769	CHINA
Tungsten	Hydrometallurg, JSC*	CID002649	RUSSIAN FEDERATION
Tungsten	Japan New Metals Co., Ltd.*	CID000825	JAPAN
Tungsten	Jiangwu H.C. Starck Tungsten Products Co., Ltd.*	CID002551	CHINA
Tungsten	Jiangxi Gan Bei Tungsten Co., Ltd.*	CID002321	CHINA
Tungsten	Jiangxi Tonggu Non-ferrous Metallurgical & Chemical Co., Ltd.*	CID002318	CHINA

Tungsten	Jiangxi Xinsheng Tungsten Industry Co., Ltd.*	CID002317	CHINA
Tungsten	Jiangxi Yaosheng Tungsten Co., Ltd.*	CID002316	CHINA
Tungsten	Kennametal Fallon*	CID000966	UNITED STATES OF AMERICA
Tungsten	Kennametal Huntsville*	CID000105	UNITED STATES OF AMERICA
Tungsten	Malipo Haiyu Tungsten Co., Ltd.*	CID002319	CHINA
Tungsten	Masan Tungsten Chemical LLC (MTC)*	CID002543	VIET NAM
Tungsten	Moliren Ltd.*	CID002845	RUSSIAN FEDERATION
Tungsten	Niagara Refining LLC*	CID002589	UNITED STATES OF AMERICA
Tungsten	Philippine Chuangxin Industrial Co., Inc.*	CID002827	PHILIPPINES
Tungsten	South-East Nonferrous Metal Company Limited of Hengyang City*	CID002815	CHINA
Tungsten	Tejing (Vietnam) Tungsten Co., Ltd.*	CID001889	VIET NAM
Tungsten	Unecha Refractory metals plant*	CID002724	RUSSIAN FEDERATION
Tungsten	Wolfram Bergbau und Hutten AG*	CID002044	AUSTRIA
Tungsten	Woltech Korea Co., Ltd.*	CID002843	KOREA, REPUBLIC OF
Tungsten	Xiamen Tungsten (H.C.) Co., Ltd.*	CID002320	CHINA
Tungsten	Xiamen Tungsten Co., Ltd.*	CID002082	CHINA
Tungsten	Xinfeng Huarui Tungsten & Molybdenum New Material Co., Ltd.*	CID002830	CHINA
Tungsten	Xinhai Rendan Shaoguan Tungsten Co., Ltd.*	CID002095	CHINA
*Conformant to the RMAP as of March 5, 2018
**Active in the RMAP as of March 5, 2018

Table 3: Possible Countries of Origin for Identified SORs

Mineral	Countries of Origin may Include
Gold
Argentina, Armenia, Australia, Azerbaijan, Benin, Bolivia, Botswana, Brazil, Burkina Faso, Canada, Chile, China, Colombia, Cote de Ivory, Cyprus, Democratic Republic of the Congo*, Dominican Republic, Ecuador, Egypt, Eritrea, Ethiopia, Finland, Georgia, Ghana, Guatemala, Guinea, Guyana, Indonesia, Iran**, Ivory Coast, Kazakhstan, Kenya, Laos, Lebanon, Malaysia, Mali, Mauritania, Mexico, Mongolia, Morocco, Mozambique, Namibia, Nicaragua, Niger, Papua New Guinea, Peru, Philippines, Puerto Rico, Russia, Saudi Arabia, Senegal, Slovakia, Solomon Islands, South Africa, Spain, Suriname, Swaziland, Sweden, Taiwan, Tanzania*, Thailand, Togo, Turkey, United Arab Emirates, Zambia*, United States, Uzbekistan, Zimbabwe.

Tantalum
Australia, Austria, Bolivia, Brazil, Burundi*, China, Colombia, Democratic Republic of the Congo*, Ethiopia, Guinea, India, Madagascar, Malaysia, Mozambique, Nigeria, Russia, Sierra Leone, Thailand, Rwanda*.

Tin
Australia, Bolivia, Brazil, Burundi*, Chins, Colombia, Democratic Republic of the Congo*, Guinea, Indonesia, Laos, Malaysia, Mongolia, Myanmar, Nigeria, Peru, Portugal, Russia, Rwanda*, Taiwan, Thailand, Uganda*, United Kingdom, Venezuela.

Tungsten
Australia, Bolivia, Brazil, Burundi*, China, Colombia, Democratic Republic of the Congo*, Guinea, Indonesia, Laos, Malaysia, Mongolia, Myanmar, Nigeria, Peru, Russia, Rwanda*, Taiwan, Thailand, United Kingdom.

*DRC or Adjoining Country
**Minerals from this location were substantially transformed before being incorporated into finished products. Such a substantial transformation of the minerals occurred outside of the United States in a third country by a person other than a United States person.
2019 PLANNED IMPROVEMENTS
Qorvo is committed to the responsible sourcing of conflict minerals and will continue to advance the implementation of our conflict mineral program with relevant suppliers.
For the 2019 reporting year, we plan to:

•	Continue working with suppliers who have provided incomplete or inaccurate sourcing information and drive them to 100% identification of the actual SORs in the supply chain.

•	Add conflict minerals to Qorvo’s Social Responsibility Supplier Monitoring procedure.

•	Add conflict minerals to Qorvo’s Social Responsibility Communication procedure.

•	Continue encouraging smelters and refiners to participate in the RMAP.
Forward Looking Statements
This Conflict Minerals Report contains forward-looking statements, including statements regarding our due diligence planned improvements, and other statements preceded by terminology such as “believes,” “continue,” “could,” “estimates,” “expects,” “goal,” “hope,” “intends,” “may,” “plans,” “potential,” “predicts,” “projects,” “reasonably,” “should,” “thinks,” “will” or the negative of these terms or other comparable terminology, and include, among others, our planned improvements. These statements are only predictions or our current intentions. We do not guarantee future activities, performance or achievements, which could be affected by, among other things, changes in Rule 13p-1, interpretations of Rule 13p-1, international due diligence frameworks, law, our internal allocation of resources or emphasis, customer demands or expectations, and the cooperation of suppliers. We do not intend to update any of the forward-looking statements after the date of this Conflict Minerals Report. These forward-looking statements are made in reliance upon the safe harbor provision of The Private Securities Litigation Reform Act of 1995.

Exhibit A

INDEPENDENT AUDITOR’S REPORT
INDEPENDENT PRIVATE SECTOR AUDIT REPORT
DODD FRANK WALL STREET REFORM AND CONSUMER PROTECTION ACT, SECTION 1502

QORVO INC.

To the Board of Directors

Resource Consulting Services Limited (“RCS Global” or “RCS”) conducted an Independent Private Sector Audit (IPSA) of the Qorvo Inc. (“the Company”) Conflict Minerals Report for the reporting period of January 1 to December 31, 2018. We examined evidence relating to the audit objectives set forth in 17 CFR Part 249b.400, Section 1, Item 1.01, which state that the auditor is to express an opinion or conclusion as to:

1) Whether the design of the Company’s due diligence framework as set forth in the Sections on Company Management Systems and Due Diligence in the Company’s Conflict Minerals Report for the reporting period from January 1 to December 31, 2018, is in conformity, in all material respects, with the criteria set forth in the Organization for Economic Co-operation and Development Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas, Third Edition 2016 (“OECD Guidance”), and

2) Whether the Company’s description of the due diligence measures it performed, as set forth in the Section on Due Diligence in the Company’s Conflict Minerals Report for the reporting period from January 1 to December 31, 2018, is consistent with the due diligence process that the Company undertook.

Management is responsible for the design of the Company’s due diligence framework and the description of the Company’s due diligence measures set forth in the Company’s Conflict Minerals Report, and performance of the due diligence measures. The opinion or conclusion in this audit report is in relation to the two audit objectives. These audit objectives are narrowly defined and do not include the auditor’s opinion on:

•	The consistency of the due diligence measures that the Company performed with either the design of the Company’s due diligence framework or the OECD Due Diligence Guidance.

•	The completeness of the Company’s description of the due diligence measures performed.

•	The suitability of the design or operating effectiveness of the Company’s due diligence process.

•	The Company’s reasonable country of origin inquiry (RCOI), including the suitability of the design of the RCOI, its operating effectiveness, or the results thereof.

•	The Company’s conclusions about the source or chain of custody of its conflict minerals, those products subject to due diligence, or the DRC Conflict Free status of its products.

Consequently, we do not express an opinion or conclusion on the matters listed above or any other matters included in any section of the Company’s Conflict Minerals Report other than the design of the Company’s due diligence framework and the Company’s description of the due diligence measures it performed as set forth in the Sections mentioned in the audit objectives.

We conducted this performance audit in accordance with generally accepted government auditing standards, in particular Chapters 1, 2, 3, 6 and 7 of the U.S. Government Accountability Office Generally Accepted Government Auditing

Standards, Revision of December 2011. Those standards require that we plan and perform the audit to obtain sufficient, appropriate evidence to provide a reasonable basis for our findings and conclusions based on our audit objectives.

For the first audit objective, we reviewed policies, processes and procedures describing the design of the due diligence framework and conducted interviews with the persons directly responsible for the conflict minerals program and the design of the due diligence framework at the Company. For the second audit objective, we reviewed records supporting the implementation of due diligence measures as described in the Conflict Minerals Report and conducted interviews with the persons of the Company involved in the implementation of these measures. For the second audit objective, we adopted a sampling approach for the review of records, taking into account the type of mineral, the total population as well as type and level of risk associated with sourcing practices of supply chain actors.

We believe that the evidence obtained provides a reasonable basis for our findings based on our audit objectives.

Management was provided an opportunity to review and offer comments on a draft of this report and had no comments to the draft report.

In our opinion,

•
The design of the Company’s due diligence framework for the reporting period from January 1 to December 31, 2018, as set forth in the Company’s Conflict Minerals Report is in conformity, in all material respects, with the OECD Due Diligence Guidance, and

•
The Company’s description of the due diligence measures it performed as set forth in the Conflict Minerals Report for the reporting period from January 1 to December 31, 2018, is consistent with the due diligence process that the Company undertook.

Resource Consulting Services Limited
London, 05 April 2019
MSc. Josue Ruiz
Auditor